UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2021 (April 21, 2021)
Date of Report (Date of earliest event reported)
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TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY	PLANO	Texas	75024
(Address of principal executive offices)	(City)	(State)	(Zip code)

(972) 713-3700
(Registrant’s telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of each class	Trading symbol	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	TYL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.
This Current Report on Form 8-K is being filed in connection with the completion by Tyler Technologies, Inc. (the “Company”) of its previously announced acquisition of NIC Inc., a Delaware corporation (“NIC”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 9, 2021 (the “Merger Agreement”), by and among the Company, Topos Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and NIC, on April 21, 2021 (the “Closing Date”), Merger Sub merged with and into NIC, with NIC surviving as a wholly owned subsidiary of the Company (the “Merger”). As result of the Merger, NIC became a direct subsidiary of the Company and NIC’s subsidiaries became indirect subsidiaries of the Company.
Item 1.01    Entry into a Material Definitive Agreement.
In connection with the completion of the Merger and on the Closing Date, the Company, as borrower, entered into a new $1,400,000,000 Credit Agreement (the “New Credit Agreement”) with the various lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, and Issuing Lender. The New Credit Agreement provides for (1) a senior unsecured revolving credit facility in an aggregate principal amount of up to $500,000,000, including subfacilities for standby letters of credit and swingline loans, each in a maximum amount to be mutually determined and on customary terms and conditions (the “Revolving Credit Facility”), (2) an amortizing five-year term A-1 loan in the aggregate amount of $600,000,000 (the “Term A-1 Loan”), and (3) a non-amortizing three-year term A-2 loan in the aggregate amount of $300,000,000 (the “Term A-2 Loan” and, together with the Term A-1 Loan, the “Term Loans”),. The New Credit Agreement matures on April 21, 2026, and loans may be prepaid at any time, without premium or penalty, subject to certain minimum amounts and payment of any LIBOR breakage costs. In addition to the required amortization payments on the Term A-1 Loan of 5% quarterly, certain mandatory prepayments of the Term Loans and the Revolving Credit Facility will be required (i) upon the issuance or incurrence of additional debt not otherwise permitted under the New Credit Agreement and (ii) upon the occurrence of certain asset sales and insurance and condemnation recoveries, subject to certain thresholds, baskets, and reinvestment provisions as provided in the New Credit Agreement. The New Credit Agreement replaces and terminates the Company’s existing $400,000,000 credit facility pursuant to the Credit Agreement dated as of September 30, 2019 (the “2019 Credit Agreement”). The Company’s previously announced commitment from Goldman Sachs Bank USA for a $1.6 billion 364-day senior unsecured bridge loan facility also terminated on the Closing Date.
The Revolving Credit Facility will be available on a revolving basis until the maturity date, provided that, the aggregate amount of all loans under the Revolving Credit Facility on the Closing Date in connection with the Merger and related transactions shall not exceed $250,000,000. The New Credit Agreement includes a mechanism by which the Company may request an incremental loan facility in the form of incremental term loans or an increase in the revolving credit facility. Each of the Term Loans was drawn in full on the Closing Date.
The New Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants, and events of defaults. The New Credit Agreement is unsecured and requires the Company to maintain certain financial ratios and other financial conditions, prohibits the Company from making certain investments, advances, cash dividends, or loans, and limits incurrence of additional indebtedness and liens. The Company’s obligations under the New Credit Agreement are also guaranteed by its direct and indirect material domestic subsidiaries.
The Term Loans and a portion of the proceeds of the Revolving Credit Facility, in the amount of $250,000,000, together with cash available to the Company, including the proceeds of the Company’s offering in March 2021 of its 0.25% Convertible Senior Notes due 2026, have been used to complete the Merger (see Item 2.01 of this Current Report on Form 8-K), repay any indebtedness under the 2019 Credit Agreement, and pay fees and expenses in connection with the Merger and the New Credit Agreement. The remaining portion of the Revolving Credit Facility may be used for working capital requirements, acquisitions, and capital expenditures of the Company and its subsidiaries.

Loans under the Revolving Credit Facility and the Term A-1 Loans will bear interest, at the Company’s option, at a per annum rate of either (1) the Administrative Agent’s prime commercial lending rate (subject to certain higher rate determinations) (the “Base Rate”) plus a margin of 0.125% to 0.75% or (2) the one-, three-, six-, or, subject to approval by all lenders, twelve-month LIBOR rate plus a margin of 1.125% to 1.75%. Term A-2 Loans will bear interest, at the Company’s option, at a per annum rate of either (1) the Base Rate plus a margin of 0.00% to 0.50% or (2) the one-, three-, or six- or, subject to approval by all lenders, twelve-month LIBOR rate plus a margin of 0.875% to 1.50%. The margin in each case is based upon the Company’s total net leverage ratio, as determined pursuant to the New Credit Agreement. The New Credit Agreement has customary benchmark replacement language with respect to the replacement of LIBOR once LIBOR becomes unavailable. In addition to paying interest on the outstanding principal of loans under the Revolving Credit Facility, the Company is required to pay a commitment fee, initially 0.25% per annum, ranging from 0.15% to 0.30% based upon the Company’s total net leverage ratio.
The foregoing is a summary of the material terms and conditions of the New Credit Agreement and not a complete description of the New Credit Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the New Credit Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated by reference.
Item 1.02    Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02 insofar as it relates to the termination and replacement of the 2019 Credit Agreement.
Item 2.01    Completion of Acquisition or Disposition of Assets.
The information set forth under the Introductory Note is incorporated by reference into this Item 2.01.
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Common Stock, par value $0.0001 per share, of NIC (the “NIC Common Stock”), other than (i) shares of NIC Common Stock owned directly or indirectly by the Company, NIC or any of their respective subsidiaries immediately prior to the Effective Time, (ii) shares of NIC Common Stock as to which dissenters’ rights have been properly perfected, and (iii) shares of NIC Common Stock subject to unvested NIC restricted stock awards, was converted into the right to receive $34.00 in cash, without interest (the “Merger Consideration”).
Pursuant to the Merger Agreement, at the Effective Time, (i) each vested restricted stock award was converted into the right to receive the Merger Consideration with respect to each share of NIC Common Stock subject to such awards, less applicable withholding of taxes and other authorized deductions, (ii) each outstanding unvested performance-based restricted stock award automatically vested in full, in accordance with the terms of its award agreement, and was converted into the right to receive the Merger Consideration with respect to such number of shares of NIC Common Stock subject to such awards, less applicable withholding of taxes and other authorized deductions, and (iii) each outstanding unvested time-based restricted stock award was assumed by the Company and converted into corresponding awards relating to the Company’s Common Stock under the Company’s 2018 Stock Incentive Plan on the same terms and conditions, including with respect to vesting, except that the number of shares of restricted Company Common Stock shall equal the product (rounded to the nearest whole share) of the number of shares of NIC Common Stock subject to the assumed award multiplied by the Restricted Stock Conversion Ratio, which is 0.0769. The “Restricted Stock Conversion Ratio” means the quotient, rounded (with simple rounding) to the fourth decimal place, obtained by dividing (i) the Merger Consideration by (ii) the volume weighted average closing sale price of one share of Company Common Stock as reported on the NYSE for the ten consecutive trading days ending on April 20, 2021, the trading day immediately preceding the Closing Date.
In connection with the Merger, the Company paid approximately $2.3 billion in cash as the aggregate Merger Consideration.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2021 and is incorporated by reference herein.
Item 7.01    Regulation FD Disclosures.
On April 21, 2021, the Company and NIC issued a joint press release announcing the completion of the Merger.
As provided in General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(a)    Financial statements of businesses or funds acquired.
The audited consolidated balance sheets of NIC as December 31, 2020 and 2019, and the audited consolidated statements of income, statements of changes in stockholders’ equity, and statements of cash flows of NIC for the years ended December 31, 2020 and 2019, and the notes related thereto, are incorporated by reference to NIC’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2020, filed with the SEC on February 25, 2021.
(b)    Pro forma financial information.
The unaudited pro forma condensed consolidated financial information reflecting the Merger, including the unaudited pro forma condensed consolidated balance sheet as December 31, 2020, and the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2020, are filed as Exhibit 99.2 hereto and incorporated herein by reference.
(d)    Exhibits.
EXHIBIT INDEX

Exhibit number	Exhibit description
10.1
Credit Agreement, dated as of April 21, 2021, by and among Tyler Technologies, Inc., as Borrower, the Lenders referred to therein, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, and Issuing Lender, PNC Bank, National Association and Truist Bank, as Co-Syndication Agents, Citizens Bank, N.A., and Regions Bank, as Co-Documentation Agents, with Wells Fargo Securities, LLC, PNC Capital Markets LLC, and Truist Securities, Inc. as Joint Lead Arrangers and Joint Bookrunners.

23.1	Consent of Ernst & Young LLP.
99.1	Joint Press Release of Tyler Technologies, Inc. and NIC Inc. dated April 21, 2021.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Information as of December 31, 2020 and for the year ended December 31, 2020.
104	Cover Page Interactive Data File (embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

/s/ Brian K. Miller
April 21, 2021	By:	Brian K. Miller Executive Vice President and Chief Financial Officer (principal financial officer)